UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/24/2011

APPLE INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-10030

CA	94-2404110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 Infinite Loop, Cupertino, CA 95014
(Address of principal executive offices, including zip code)

(408) 996-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c), (d), (e)

On August 24, 2011:

-        Steve Jobs resigned as Chief Executive Officer of Apple Inc. ("Apple"). Mr. Jobs will continue to serve as an employee;

-        The Board of Directors (the "Board") appointed Mr. Jobs as Chairman of the Board;

-        The Board promoted Chief Operating Officer Timothy D. Cook to Chief Executive Officer; and

-        The Board appointed Mr. Cook to the Board to fill an existing vacancy.

In connection with Mr. Cook's appointment as Chief Executive Officer, the Board awarded Mr. Cook 1,000,000 restricted stock units. Fifty percent of the restricted stock units are scheduled to vest on each of August 24, 2016 and August 24, 2021, subject to Mr. Cook's continued employment with Apple through each such date.

In satisfaction of the disclosure required by Items 401(b) and 401(e) of Regulation S-K, the section of Apple's 2011 Proxy Statement, filed with the Securities and Exchange Commission on January 7, 2011, entitled "Directors, Executive Offices and Corporate Governance--Executive Officers" is incorporated by reference herein. Mr. Cook brings to the Board extensive executive leadership experience in the technology industry, including the management of worldwide operations, sales, service and support. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Cook and any director or executive officer of Apple. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Cook and Apple that would be required to be reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE INC.

Date: August 26, 2011	By:	/s/ D. Bruce Sewell
D. Bruce Sewell
Senior Vice President, General Counsel and Secretary